For Immediate Release
Atlas Financial Holdings Announces Appointment of Independent Directors and
Confirms Court Approval of Previously Announced Regulatory Settlement

Chicago, Illinois (August 30, 2022) - Atlas Financial Holdings, Inc. (OTC: AFHIF) (“we,” “us,” “our,” “Atlas” or the “Company”), a specialty insurance business with a niche market focus on the “light” commercial automobile sector, reported today the appointment of Mr. Mark E. Holliday and Mr. Steven D. Scheiwe to the Company’s Board of Directors. Mr. Holliday and Mr. Scheiwe each possess extensive experience in the areas of finance, strategy, and capital markets. Both Mr. Holliday and Mr. Scheiwe are considered to be independent under Nasdaq Rule 5605(a)(2) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and meet the financial literacy requirements of the Nasdaq Rules. With the addition of these independent directors, Mr. Joseph R. Shugrue and Mr. Paul A. Romano have stepped off the Atlas Board of Directors but remain with the Company in their current officer capacities of Vice President & Chief Operating Officer and Vice President & Chief Financial Officer, respectively. Following these changes, a majority of the Atlas Board is independent.

On August 25, 2022, the Circuit Court of Cook County, Illinois, County Department, Chancery Division entered an order approving the previously disclosed Settlement Agreement (the “Settlement Agreement”) with Dana Popish Severinghaus, Director of the Illinois Department of Insurance, acting solely in her capacity as the statutory and court affirmed liquidator (the “Liquidator”) of American Country Insurance Company, American Service Insurance Company, and Gateway Insurance Company, and Adrienne A. Harris, Superintendent of the New York State Department of Financial Services, solely in her capacity as liquidator of Global Liberty Insurance Company (the “Superintendent” and, together with the Liquidator, the “Insurance Regulators”), with the Insurance Regulators serving as liquidators in connection with the previously announced liquidations of the Company’s former insurance company subsidiaries. The Supreme Court of the State of New York, New York County had previously approved the agreement. Having received both supervising court approvals, the Settlement Agreement became effective as of August 25, 2022, pursuant to its terms.

Scott D. Wollney, Atlas’ President and Chief Executive Officer, said, “I am pleased to welcome Mr. Holliday and Mr. Scheiwe to Atlas’ Board of Directors. Their backgrounds and experience will provide excellent guidance as we continue to transition from survival to success. Having a majority independent board is important in terms of good governance, and I am confident that all of our stakeholders will benefit from the valuable perspective of the Atlas Board of Directors. We have accomplished a number of important objectives in terms of capital structure and expense management in the past year, and the court approvals of the Settlement Agreement we negotiated with the Insurance Regulators are another step in a positive direction. We are also exploring the creation of an Advisory Council to engage other insurance and subject matter experts as we continue to re-capture historic business and expand the scope of our business model as a managing general agent through Anchor Group Management Inc. (“AGMI”) and evaluate interesting alternatives in connection with our optOn platform.”

About Atlas Financial Holdings, Inc.
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the “light” commercial automobile sector including taxi cabs and limousine/livery (including full-time transportation network company drivers) and business auto. Atlas’ specialized infrastructure is designed to leverage analytics, expertise and technology to efficiently and profitably provide insurance solutions for independent contractors, owner operators and other smaller accounts.

The Company’s strategy is focused on leveraging its managing general agency operation, AGMI, and its insurtech digital platform, optOn. For more information about Atlas, please visit www.atlas-fin.com, www.agmiinsurance.com, and www.getopton.com.

Forward-Looking Statements
This release includes forward-looking statements regarding Atlas and its subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K. No forward-looking statement can be guaranteed, including, without limitation, statements regarding the Company’s anticipated ability to recapture its prior volume of business and to expand. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Company Contact:	Investor Relations Contact:
Atlas Financial Holdings, Inc.	The Equity Group Inc.
Scott Wollney, Chief Executive Officer	Karin Daly, Vice President
847-700-8600	212-836-9623
swollney@atlas-fin.com	kdaly@equityny.com